                                                                    Exhibit 23.3
                                                                      (Page 1)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-3 of NTL Incorporated of our report dated March 14, 2000, except for Note 21 relating to differences between Swiss and United States accounting principles which is as of April 28, 2000, relating to the financial statements of Cablecom Holding AG, which appear in such Registration Statement. We also consent to us under the headings "Experts" in such Registration Statement.



PricewaterhouseCoopers AG



/s/ Julie Fitzgerald                         /s/ Peter Wittwer

Julie Fitzgerald                             Peter Wittwer



Berne, Switzerland
August 25, 2000

                                                                    Exhibit 23.3
                                                                      (Page 2)




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-3 of NTL Incorporated of our report dated April 23, 1999, except for Note 19 relating to a restatement of previously issued financial statements and Note 20 relating to differences between Swiss and United States accounting principles which is as of January 14, 2000, relating to the financial statements of Cablecom Holding AG, which appear in such Registration Statement. We also consent to us under the headings "Experts" in such Registration Statement.



PricewaterhouseCoopers AG


/s/ Julie Fitzgerald                         /s/ Peter Wittwer

Julie Fitzgerald                             Peter Wittwer


Berne, Switzerland
August 25, 2000